Exhibit 99.2


                              Carnival Corporation
                               3655 NW 87th Avenue
                              Miami, FL 33178-2428

                                                                January 23, 2000

Fairfield Communities, Inc.
8669 Commodity Circle, Suite 200
Orlando, Florida 32819


Ladies and Gentlemen:

         This letter sets forth our understanding with respect to a contemplated business combination (the "Proposed Transaction") between Carnival Corporation, a corporation organized under the laws of the Republic of Panama ("Carnival"), and Fairfield Communities, Inc. ("Fairfield"), a Delaware corporation. To induce each party to work towards definitive agreements for the Proposed Transaction, the parties hereby agree as follows:

1. The Proposed Transaction. The Proposed Transaction will be a merger between a subsidiary of Carnival and Fairfield based upon a fixed exchange ratio of
     0.3164 share of Carnival common stock for each share of Fairfield common stock outstanding (on a total outstanding amount of 44,601,728 shares on the date hereof), the principal terms of which are set forth on Exhibit A hereto.

2. Conditions. Consummation of the Proposed Transaction is subject to the following conditions: (i) execution and delivery of definitive agreements providing for the Proposed Transaction containing representations, warranties, covenants and closing conditions customary for transactions of this type and which are acceptable to Carnival and Fairfield; (ii) approval of the Proposed Transaction by the Boards of Directors of each of Carnival and Fairfield and the stockholders of Fairfield; (iii) satisfactory completion by each party of its legal, accounting and financial due diligence review of the other party; (iv) receipt of all requisite regulatory approvals, including approval with respect to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (v) an effective registration statement relating to the issuance of the shares of common stock in the merger and no issued or pending stop order (or proceedings with respect thereto); (vi) the exchange of Fairfield common stock for Carnival common stock by the stockholders of Fairfield will qualify as a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended; (vii) the Proposed Transaction will qualify as a pooling of interests under generally accepted accounting principles (provided that Carnival, in its sole discretion, shall be entitled to waive any failure to qualify); (viii) absence of a material adverse change in the business, operations, prospects or financial condition of Fairfield and its subsidiaries or of Carnival and its subsidiaries; (ix) no material breach by either party of representations and covenants in the merger agreement or other definitive agreements; and (x) other customary conditions to closing.

3. Press Release. Promptly after the execution and delivery of this letter by the parties hereto, Carnival and Fairfield shall issue a joint press release in the form of Exhibit B hereto. Thereafter, except as may be required by applicable law or pursuant to the rules and regulations of the New York Stock Exchange, each party shall not, and shall cause its affiliates, agents, advisors and representatives not to, issue or cause the publication of any press release or other announcement with respect to the Proposed Transaction without the prior written consent of the other party.

4.   Exclusivity.

     (a) From the date hereof until the termination of this letter of intent, neither Fairfield nor any of its subsidiaries shall, nor shall it or any of its subsidiaries authorize or permit any of their respective officers, directors, employees, attorneys, accountants, investment bankers, financial advisors, representatives, agents or other authorized persons to (i) solicit, initiate, encourage (including by way of furnishing information) or take any other action to facilitate, any inquiry or the making of any proposal which constitutes, or may reasonably be expected to lead to, any acquisition or purchase of a material amount of assets of, or any equity interest in, Fairfield or any of its subsidiaries or any tender offer (including a self tender offer) or exchange offer, merger, consolidation, business combination, sale of substantially all assets, sale of securities, recapitalization, liquidation, dissolution or similar transaction involving Fairfield or any of its subsidiaries (other than (i) the transactions contemplated by this letter, (ii) sales of Fairfield's contracts receivable in any financing in the ordinary course of business or (iii) pursuant to the terms of (A) options and warrants outstanding and as in effect on the date hereof and (B) agreements in effect on the date hereof and expressly disclosed in writing to Carnival) or any other material corporate transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the Proposed Transaction (collectively, "Transaction Proposals") or agree to or endorse any Transaction Proposal or (ii) propose, enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other person or entity any information with respect to its business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person or entity to do or seek any of the foregoing.

     (b) Notwithstanding the foregoing paragraph 4(a), nothing herein shall prohibit Fairfield from (i) furnishing information pursuant to an appropriate confidentiality letter concerning Fairfield and its businesses, properties or assets to a third party who has made a Qualified Transaction Proposal (as defined below), (ii) engaging in discussions or negotiations with such a third party who has made a Qualified Transaction Proposal or
     (iii) following receipt of a Qualified Transaction Proposal, taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) under the Securities Exchange Act of 1934, as amended, but in each case referred to in the foregoing clauses (i) through (iii) only after the Board of Directors of Fairfield concludes in good faith after consultation with Fairfield's outside counsel that such action is reasonably necessary for the Board of Directors of Fairfield to comply with its fiduciary obligations to stockholders under applicable law. If the Board of Directors of Fairfield receives a Transaction Proposal, then Fairfield shall (i) immediately inform Carnival of the terms and conditions of such proposal and the identity of the person or entity making it, (ii) keep Carnival informed of the status and material details of any such Transaction Proposal and of all steps it is taking in response to such Transaction Proposal and (iii) provide Carnival with copies of all documents received in connection with such Transaction Proposal.

     (c) For purposes of this letter, the term "Qualified Transaction Proposal" shall mean any Transaction Proposal (i) with respect to which any required financing is committed or, in the good faith judgment of the Board of Directors of Fairfield, after consultation with its outside financial advisors, is reasonably capable of being financed by the person making the proposal, (ii) with respect to which the Board of Directors of Fairfield shall have concluded in good faith, after consultation with its outside legal counsel and financial advisors, is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the Transaction Proposal and the person making the proposal, and
     (iii) which would, if consummated, result in a transaction more favorable to Fairfield's stockholders from a financial point of view than the transactions contemplated by this letter of intent.

5. Conduct of Business. Fairfield agrees that it shall conduct the business of Fairfield and its subsidiaries in the ordinary course and that, without the prior written consent of Carnival, Fairfield and its subsidiaries shall not enter into any extraordinary transactions other than as expressly permitted hereby, or settle or compromise any material litigations or claims. Without the prior written consent of Carnival, neither Fairfield nor any of its subsidiaries shall declare or pay any dividends or make any other distributions, issue any securities (including, without limitation, the issuance of any stock options, restricted stock or convertible securities to employees of Fairfield or its subsidiaries) or incur any material indebtedness other than (i) in connection with the conversion of outstanding securities pursuant to their terms or the exercise of outstanding stock options or warrants or pursuant to agreements in effect on the date hereof and expressly disclosed in writing to Carnival and (ii) incurring any indebtedness or entering into any financings in the ordinary course of business of Fairfield and its subsidiaries. Fairfield represents to Carnival that, as of the date hereof, there are 44,601,728 shares of its common stock outstanding, outstanding options and warrants to acquire 3,935,318 shares of common stock at an average price per share of $6.86 and no other convertible securities, warrants or options, stock appreciation rights or other similar types of securities outstanding other than pursuant to agreements in effect on the date hereof which have been expressly disclosed in writing to Carnival. Neither Fairfield nor any of its subsidiaries shall take any action which would cause the Proposed Transaction to become ineligible for pooling of interests treatment under generally accepted accounting principles.

6. Due Diligence and Negotiation Process. Each party hereby agrees to cooperate with the other party and its advisors and representatives with a view to consummating its due diligence investigation as promptly as practicable and to provide promptly to the other party such information, documents and agreements as it may request.

     The parties hereto agree to begin immediately the due diligence process and the preparation of definitive agreements relating to the Proposed Transaction. The parties hereto agree to use their commercially reasonable efforts to consummate the Proposed Transaction as contemplated hereby.

7. Expenses. Each party agrees to pay its own expenses in connection with the Proposed Transaction (including, without limitation, the negotiation, execution and delivery of this letter). Notwithstanding the foregoing, Fairfield agrees to pay all of Carnival's out-of-pocket expenses incurred in connection with the Proposed Transaction, including, without limitation, all investment banking, legal and accounting fees and expenses (a) if any fee is payable under paragraph 8(b) hereof, (b) if Carnival shall have terminated this letter of intent after having learned of any fact or event which could reasonably be expected, individually or in the aggregate, to result in a material adverse effect on the assets, properties, business, results of operations, condition (financial or otherwise) or prospects of Fairfield and its subsidiaries, taken as a whole, or (c) if the Board of Directors or stockholders of Fairfield shall fail to approve the Proposed Transaction.

8.   Termination.

     (a) The Proposed Transaction may be abandoned and this letter of intent may be terminated (i) by any party if definitive agreements representing the Proposed

     Transaction have not been executed on or before March 1, 2000, or (ii) by Carnival at any time if it determines, in its sole discretion, not to proceed with the Proposed Transaction (A) due to the disclosure of any fact not known to Carnival on the date hereof or (B) because a condition set forth in paragraph 2 will not be satisfied. Notwithstanding the foregoing, paragraphs 4 and 7 through 13 shall survive any such termination.

     (b) Fairfield agrees that if at any time within 9 months following the date of termination hereof (A) Fairfield enters into a letter of intent or definitive agreement for a Business Combination, (B) a Business Combination shall have occurred, (C) a special committee of the Board of Directors or the Board of Directors of Fairfield shall have recommended to its shareholders that Fairfield consummate any Business Combination with any person or entity, or (D) (1) any person (other than Carnival or any of its subsidiaries) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the right to acquire beneficial ownership of, or any "group" (as such term is defined in the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, shares of Fairfield common stock aggregating 15% or more of the then outstanding Fairfield common stock, or (2) either a Transaction Proposal shall have been made to Fairfield or any of its subsidiaries or any of its stockholders or any person shall have publicly announced an intention (whether or not conditional) to make, or the making of, a Transaction Proposal with respect to Fairfield or any of its subsidiaries and, in the case of clause (A), (C), (D)(1) or (D)(2), thereafter either
     (i) the proposed Business Combination shall have occurred or (ii) another Business Combination shall have occurred within 18 months following the date of termination hereof, then in such case Fairfield shall pay Carnival an amount equal to the sum of $25 million. Notwithstanding the foregoing, no such fee shall be paid under this paragraph 8(b) if (i) this letter of intent is terminated (A) by Carnival (i) solely because it determines not to proceed with the Proposed Transaction because it is not satisfied with its due diligence review of Fairfield, (ii) if the Board of Directors of Carnival does not approve the Proposed Transaction, or (iii) due to the failure of any condition referred to in paragraph 2(iv), 2(vi) (unless such failure results from acts or omissions by Fairfield), or 2(vii) (if such failure results from acts or omissions of Carnival), or (B) by Fairfield (i) if the Board of Directors of Carnival does not approve the Proposed Transaction, or (ii) due to the failure of any condition referred to in paragraph 2(iv) (except that if the failure to satisfy such condition relates to (i) regulatory approvals applicable to Fairfield, Fairfield must have used reasonable commercial efforts to have obtained such approvals and failed to do so, or (ii) regulatory approvals applicable to Carnival, Carnival must have attempted to obtain such approvals and failed to do so, it being understood that neither party is obligated to attempt to obtain such approvals prior to the execution of definitive agreements for the Proposed Transaction), 2(vi) (unless such failure results from acts or omissions by Fairfield), or 2(viii) (if a material adverse change relating to Carnival occurs after August 31, 1999). As used in this paragraph 8(b), "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

     (c) Any payment required to be made pursuant to this paragraph 8 shall be made simultaneously with the occurrence of the Business Combination referred to in clause (b) and shall be made by wire transfer of immediately available funds in US Dollars to an account designated by Carnival.

     (d) For purposes of this letter, the term "Business Combination" shall mean
     (i) any transaction or series of related transactions involving a merger, consolidation, share exchange, business combination or similar transaction or transactions relating to Fairfield (other than the Proposed Transaction) resulting in Fairfield's stockholders holding, directly or indirectly, less than 75% of the voting securities of the resulting entity; (ii) a sale, lease, exchange, transfer or other disposition (other than to Carnival or its affiliates) of 20% or more of the assets of Fairfield and its subsidiaries taken as a whole, in a single transaction or series of transactions (other than sales of contracts receivable or other transactions in connection with financings of Fairfield and its subsidiaries in the ordinary course of business); or (iii) the acquisition by any person or "group" (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder) (other than Carnival or its affiliates or any such group controlled by Carnival or its affiliates) of "beneficial ownership" of 25% or more of the Fairfield voting securities whether by tender offer or exchange offer or otherwise.

9.   Governing Law and Amendment.

     (a) THIS LETTER SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

     (b) ANY ACTION OR PROCEEDING AGAINST ANY PARTY HERETO RELATING TO THIS LETTER OF INTENT MAY BE BROUGHT AND ENFORCED EXCLUSIVELY IN THE COURTS OF THE STATE OF DELAWARE OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. THE PARTIES IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT THEY MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING IN SUCH COURTS AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     (c) This letter may not be amended, modified or waived except by a written instrument executed by both parties.

10. Third Party Beneficiaries. No third party beneficiary rights are granted hereunder.

11. Remedies. Each of the parties acknowledges and agrees that no failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder. The parties to this letter further acknowledge and agree that money damages would not be a sufficient remedy for any breach hereof, and that the non-breaching party will be entitled to specific performance as a remedy for any such breach. Such remedy will not be deemed to be the exclusive remedy for a breach hereof but will be in addition to all other remedies available at law or equity to the non-breaching party.

12. Other. It is understood that this letter agreement and the exhibit hereto merely set forth a statement of intentions with respect to the Proposed Transaction, do not contain all matters upon which agreement must be reached in order for the Proposed Transaction to be consummated, do not constitute an obligation binding on any person to complete the Proposed Transaction or enter into definitive agreements or create rights in favor of any person and no claim shall be made by any party hereto that any withdrawal from the Proposed Transaction was not made in good faith and, except as expressly provided herein, there shall be no liability to any person on the basis of such claim or withdrawal. A binding agreement with respect to the Proposed Transaction will result only from the execution of definitive agreements with respect thereto and will be entirely subject to the terms and conditions contained therein. Notwithstanding the foregoing, the provisions of paragraphs 3, 4, 5, 6, 7, 8, 9, 10, 11, 12 and 13 are acknowledged and agreed to be fully binding on the parties hereto.

13. Counterparts. This letter agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     If this letter correctly sets forth our understanding, please so acknowledge by signing in the space indicated below and returning the enclosed copy of this letter.

                                          Very truly yours,

                                          CARNIVAL CORPORATION


                                          By:
                                             Name:
                                             Title:

ACCEPTED AND AGREED:

FAIRFIELD COMMUNITIES, INC.

By:
   Name:  James G. Berk
   Title: President and Chief Executive Officer

                                    Exhibit A

Seller:                              Fairfield Communities, Inc.

Buyer:                               A corporation to be formed by Carnival.

Merger Consideration:                Seller and Buyer will merge (the "Merger").  In the
                                     Merger, each share of Fairfield common stock
                                     outstanding will be converted into 0.3164 shares of
                                     Carnival common stock.

                                     Each option and warrant to purchase shares of Fairfield common stock will be converted into options and warrants for a number of shares of Carnival common stock (based on the exchange ratio described above) on the same terms and conditions (with appropriate adjustments to the number of shares and the exercise price to reflect the exchange ratio).

Definitive Agreements:               The transaction is subject to negotiation, execution and
                                     delivery of definitive agreements setting forth the terms
                                     of the Merger.  Prior to the execution of definitive
                                     agreements, Fairfield's stockholder rights plan will be
                                     amended so that the execution and delivery of the
                                     definitive agreements and the consummation of the
                                     Merger and related transactions will be exempted from
                                     the provisions of the stockholder rights plan.

Lock-up and Voting                   Fairfield shall use its reasonable best efforts to cause
Agreements:                          Ralph Muller, Stephens Group, Inc., its executive
                                     officers and directors to enter into
                                     customary lock-up and voting agreements
                                     with Carnival.

Representations,                     Customary for transactions of this nature (including no-
Warranties and Covenants:            shop, expense reimbursement and break-up fee
                                     provisions (which shall provide for a $30
                                     million fee and a 12-month break up fee
                                     tail period), which may be different from
                                     the terms set forth in the letter of intent
                                     to which this Exhibit A is attached)
                                     involving the sale of a publicly owned
                                     corporation. There will be no survival of
                                     any representations, warranties or
                                     covenants by Fairfield.

Tax Treatment: The exchange of Fairfield common stock for Carnival common stock pursuant to a transaction is expected to qualify as a "reorganization" within the meaning of
                                     Section 368 of the Internal Revenue Code of
                                     1986, as amended.

Accounting Treatment:                The exchange of Fairfield common stock for Carnival
                                     common stock pursuant to a transaction is expected to
                                     qualify as a pooling of interests under generally
                                     accepted accounting principles; provided that Carnival,
                                     in its sole discretion, shall be entitled in the definitive agreement to waive any failure so to qualify.